Exhibit 99.2

Acquisition of conestoga bank October 22, 2015

2 FORWARD-LOOKING STATEMENTS & INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Beneficial Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in Beneficial Bancorp’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the acquisition of Conestoga Bank and merger of Conestoga Bank with and into Beneficial Bank; delay in closing the merger; difficulties and delays in integrating the Conestoga Bank business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Beneficial Bank products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

3 TRANSACTION RATIONALE Financial data as of June 30, 2015 Low risk, in-market transaction that allows us to build density and leverage our infrastructure Small business focused commercial loan portfolio with attractive yields Provides entry into specialty lending channels (leasing and SBA) Solidifies #1 market share ranking for community banks and #7 overall market share ranking in Philadelphia Strategically Compelling Highly earnings accretive - 45% Complementary balance sheet with a 95% loan to deposit ratio Effective use of our capital and consistent with Beneficial’s acquisition criteria Significant cost savings – 45% 100% cash, leverages excess capital Financially Attractive Commercial loan and leasing represents 83% of total loans Will provide a 75% increase in deposits in Bucks County, and more than double our level of deposits in Chester County 10 out of 13 branches within 3 miles proximity to a Beneficial branch Low transaction costs Other Considerations

4 TRANSACTION SUMMARY Purchase Price/Consideration Acquiring Conestoga Bancorp’s ownership interest in Conestoga Bank 160% tangible book value at closing, capped at $105 million 100% cash Negotiated transaction Credit Mark 2.5% credit mark Key Assumptions 45% cost savings when fully phased-in Transaction costs of approximately $10 million (pre-tax) Core deposit intangible of 1.5% Financial Impact 45% accretive to earnings when cost savings are fully realized 5% tangible book value dilution, earned back in 4.5 years Internal rate of return of 15% Due Diligence Detailed due diligence review completed 65% of commercial loan portfolio reviewed by independent firm and Beneficial Expected Closing First or Second Quarter 2016 Required Approvals Customary regulatory approvals

CONESTOGA OVERVIEW ($ in millions) CAGR = 8.5% Loan Growth Loan Composition Source: Conestoga June 30, 2015 unaudited financial statements, SNL Financial -Income statement amounts are year-to-date 5

6 ATTRACTIVE COMBINED FRANCHISE Combination further strengthens our position in Philadelphia as the #1 ranked community bank by deposits Provides a deeper presence in surrounding suburbs with strong demographics Adds $215 million of deposits in Philadelphia and $315 million in surrounding suburbs Conestoga has 13 branches and 1 LPO in Lehigh County Financial data based on preliminary purchase accounting estimates as of June 30, 2015 Sources: Conestoga June 30, 2015 unaudited financial statements; SNL Financial Pennsylvania New Jersey Philadelphia Delaware Beneficial Bank Conestoga Bank

7 MARKET DEMOGRAPHICS Sources: SNL Financial, FRB of Philadelphia Conestoga operates in many of the same attractive markets as Beneficial, allowing Beneficial to further build density in its footprint (Deposit $ in thousands)

COMBINED LOANS & DEPOSITS Conestoga Beneficial Pro Forma $2.7 billion $0.5 billion $3.2 billion $3.4 billion Beneficial Conestoga $0.5 billion Beneficial Pro Forma $3.9 billion Beneficial 8 ($ in millions) ($ in millions) Source for Conestoga: June 30, 2015 unaudited financial statements 8

9 GROWING COMMERICAL LOANS & IMPROVING LOAN TO DEPOSIT RATIO ($ in millions) ($ in millions) * Excludes 2nd Step Deposits (1) Excludes Beneficial’s Municipal and Second Step Deposits. Excludes all Time Deposits. Beneficial - Loans Beneficial - Core Deposits (1) Beneficial - Loan to Deposit Ratio Source for Conestoga: June 30, 2015 unaudited financial statements

10 BENEFICIAL BANCORP CAPITAL IMPACT Financial data as of June 30, 2015 Beneficial Bancorp’s capital ratios remain strong post-acquisition with sufficient capital for future growth and anticipated stock repurchases

11 For Additional Information Please Contact: Thomas Cestare, CFO @ (215)-864-6009 or tcestare@thebeneficial.com www.thebeneficial.com Corporate Headquarters: 1818 Beneficial Bank Place 1818 Market Street, 22nd Floor Philadelphia, PA 19103 ADDITIONAL INFORMATION